UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 21, 2006

                                   IPEX, Inc.
             (Exact name of registrant as specified in its charter)

             Nevada                 000-50774               41-2052984
  (State or Other Jurisdiction   (Commission File        (I.R.S. Employer
       of Incorporation)             Number)          Identification Number)

                     7825 Fay Suite 200, La Jolla, CA 92037
               (Address of principal executive offices) (zip code)

                                 (858) 456-3539
              (Registrant's telephone number, including area code)

             9255 Towne Centre Drive, Suite 235, San Diego, CA 92121 (Former name or former address, if changed since last report)

                                   Copies to:
                               Marc J. Ross, Esq.
                       Sichenzia Ross Friedman Ference LLP
                           1065 Avenue of the Americas
                            New York, New York 10018
                              Phone: (212) 930-9700
                               Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On March 21, 2006 IPEX, Inc. (the "Company") entered into a Securities Purchase Agreement for the sale of $800,000 principal amount of 10% Secured Convertible Notes (the "Notes") to four accredited investors. The sale of the Notes closed on March 21, 2006.

      The Notes bear interest at the rate of 10% per annum and mature one year from the date of issuance. On the maturity date the outstanding principal amount of the Notes will automatically convert into shares of common stock of the Company's wholly owned subsidiary RGB Channel, Inc., a Nevada corporation ("RGB Channel"). Before the maturity date the holders may convert the outstanding principal amount of the Notes into either shares of the Company's common stock or shares of RGB Channel's common stock. If converted into shares of the Company's common stock the conversion price of the Notes is $1.00 per share (the "IPEX Conversion Price"). If converted into shares of common stock of RGB Channel the conversion price will equal the lesser of (the "RGB Conversion Price"): (a) $0.50, or (b) the price at which, at any time while the Notes are outstanding, RGB Channel sells shares of its common stock or any other securities convertible into or exchangeable for RGB Channel common stock.

      The conversion price of the Notes is subject to adjustment in the event the Company issues shares of its common stock or securities convertible into or exchangeable for shares of its common stock at a price less than the IPEX Conversion Price, if the Company pays a stock dividend, subdivides or combines outstanding shares of common stock into a greater or lesser number of shares, or takes any other actions that would otherwise result in dilution of the holders' position. In addition, if at any time when the Notes are outstanding there is a period of 60 trading days during which the volume weighted average price of the Company's common stock is less than $1.00 per share, then: (a) there will be a one time adjustment to the IPEX Conversion Price to equal the lowest volume weighted average price of the Company's common stock during such 60-trading day period; and (b) there will be a one time adjustment to the RGB Conversion Price to equal 50% of the lowest volume weighted average price of the Company's common stock during such 60-trading day trading period.

      RGB Channel was formed by the Company for the purpose of owning certain assets purchased by the Company pursuant to (collectively, the "RGB Assets"):
(a) that certain Purchase Agreement dated June 7, 2005 by and among the Company, B Tech Ltd., Massimo Ballerini and Emanuele Boni; and (b) that certain Purchase Agreement dated June 7, 2005 by and among the Company, RGB Channel SRL, Emanuele Boni, Massimo Ballerini and B Tech Ltd. The Company is in the process of transferring ownership of the RGB Assets to RGB Channel.

      In connection with the sale of the Notes, the Company and RGB Channel entered into a Security Agreement granting the purchasers of the Notes a security interest in the RGB Assets and all intellectual property related to the RGB Assets to secure the Company's and RGB Channel's obligations pursuant to the terms of the Notes.

      The sale of the Notes was exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 of Regulation D promulgated thereunder. No advertising or general solicitation was employed in offering the securities, the sales were made to a limited number of persons, all of whom represented to the Company that they are accredited investors, and transfer of the securities is restricted in accordance with the requirements of the Securities Act.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

      See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

      See Item 1.01 above.


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


Item 9.01 Financial Statements and Exhibits.

(c)   Exhibits

Exhibit
Number                               Description
-------  -----------------------------------------------------------------------

4.1      Form of 10% Secured Convertible Note Issued March 21, 2006
10.1 Securities Purchase Agreement dated March 21, 2006 by and among IPEX, Inc., RGB Channel, Inc. and the purchasers set fort on the signature page thereto
10.2 Security Agreement dated March 21, 2006 by and among IPEX, Inc., RGB Channel, Inc. and the secured parties signatory thereto


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



                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      IPEX, Inc.


Dated: March 21, 2006                 By:  /s/ Sothi Thillairajah
                                          --------------------------------------
                                      Name:    Sothi Thillairajah
                                      Title:   Chief Executive Officer



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